Exhibit 99.1

TRANSVIDEO INTERNATIONAL LTD.
Consolidated Financial Statements

For the Years Ended
December 31, 2009 and 2008

 [AUDITED]

Transvideo International Ltd.

Consolidated Financial Statements

December 31, 2009 and 2008

(Stated in US Dollars)

To:	The Board of Directors and Stockholders
Transvideo International Ltd.

Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheets of Transvideo International Ltd. as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Transvideo International Ltd. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

South San Francisco, California	Samuel H. Wong & Co., LLP
April 25, 2010	Certified Public Accountants

Transvideo International Ltd.
Consolidated Balance Sheets
As of December 31, 2009 and 2008
(Stated in US Dollars)

ASSETS	Note	12/31/2009	12/31/2008
Current Assets
Cash	2D	$1,521,168	$4,284,829
Accounts receivable	2E,3	426,825	301,636
Other receivable		261,786	372,860
Due from related parties	5	2,724,822	513,514
Inventory	2F,4	634,492	897,800
Prepaid taxes and expenses		117,993	130,265
Total current assets		5,687,086	6,500,904

Non-Current Assets
Equipment, net	2G,6	321,188	428,852
Intangible assets, net	2H,7	15,131	16,123
Other assets		48,105	47,614
Total non-current assets		384,424	492,589

Total assets		$6,071,510	$6,993,493

LIABILITIES
Current Liabilities
Accounts and other payables		$452,048	$602,452
Taxes payable		49,939	58,417
Due to related parties	5	115,000	13,577
Deferred revenue	2J	-	50,000
Accrued liabilities		55,987	44,443
Customer deposits	2I	436,143	469,701
Total current liabilities		1,109,119	1,238,590

Total liabilities		$1,109,119	$1,238,590

See Notes to Financial Statements and Accountant’s Report

Transvideo International Ltd.
Consolidated Balance Sheets
As of December 31, 2009 and 2008
(Stated in US Dollars)

STOCKHOLDERS' EQUITY
		12/31/2009	12/31/2008
Common stock - $0.01 par value, 5,000,000 shares authorized; 3,200,000 and 3,163,200 shares issued and outstanding at December 31, 2009 and 2008, respectively		$32,000	$31,632
Additional paid in capital		4,157,781	4,134,123
Statutory reserve	2K,8(b)	535	535
Retained earnings/(accumulated deficit)		(330,524)	432,593
Accumulated other comprehensive income	2L	567,554	555,337
Non-controlling interest		535,045	600,683

Total stockholders’ equity		4,962,391	5,754,903

Total liabilities and stockholders’ equity		$6,071,510	$6,993,493

See Notes to Financial Statements and Accountant’s Report

Transvideo International Ltd.
Consolidated Statements of Operations
For the years ended December 31, 2009 and 2008
(Stated in US Dollars)

	Note	12/31/2009	12/31/2008

Revenues	2M	$2,274,779	$9,062,627

Operating expenses:
Cost of revenues	2N	1,184,435	6,160,579
Research and development	2P	635,316	431,894
Sales and marketing	2Q	284,531	316,079
General and administrative	2R	1,074,314	1,650,610
Total operating expenses		3,178,596	8,559,162

Operating income/(loss)		(903,817)	503,465

Other income/(expense)	13	75,062	22,226

Earnings (loss) before tax		(828,755)	525,691

Provision for income taxes	2T,10	-	(1,477)

Net income (loss)		$(828,755)	$524,214

Net income (loss) attributable to:
- Common stockholders		$(763,116)	$596,691
- Non-controlling interest		$(65,639)	$(72,477)

Earnings (loss) per share	2V,12
-Basic		$(0.24)	$0.21
-Diluted		$(0.24)	$0.21

Weighted average shares outstanding
-Basic		3,184,769	2,896,440
-Diluted		3,184,769	2,896,440

See Notes to Financial Statements and Accountant’s Report

Transvideo International Ltd.
Consolidated Statements of Changes in Stockholders’ Equity
As of December 31, 2009 and 2008
(Stated in US Dollars)

						Retained	Accumulated
	Number		Additional		Non-	Earnings/	Other
	of	Common	Paid in	Statutory	Controlling	(Accumulated	Comprehensive
	Shares	Stock	Capital	Reserve	Interest	Deficit)	Income	Total
Balance at January 1, 2008	2,742,000	$27,420	$3,863,344	$535	$673,160	$(164,098)	$461,864	$4,862,225
Issuance of common stock for cash and employee compensation	421,200	4,212	270,779	-	-	-	-	274,991
Net income	-	-	-	-	-	524,214	-	524,214
Appropriation of loss to non- controlling interest	-	-	-	-	(72,477)	72,477	-	-
Foreign currency translation adjustment	-	-	-	-	-	-	93,473	93,473
Balance at December 31, 2008	3,163,200	$31,632	$4,134,123	$535	$600,683	$432,593	$555,337	$5,754,903

Balance at January 1, 2009	3,163,200	$31,632	$4,134,123	$535	$600,683	$432,593	$555,337	$5,754,903
Issuance of common stock for cash and employee compensation	36,800	368	23,658	-	-	-	-	24,026
Net loss	-	-	-	-	-	(828,755)	-	(828,755)
Appropriation of loss to non- controlling interest	-	-	-	-	(65,639)	65,639	-	-
Foreign currency translation adjustment	-	-	-	-	-	-	12,217	12,217
Balance at December 31, 2009	3,200,000	$32,000	$4,157,781	$535	$535,045	$(330,524)	$567,554	$4,962,391

	Comprehensive Income		Accumulated
	12/31/2008	12/31/2009	Total
Net income (loss)	$524,214	$(828,755)	$(304,541)
Other Comprehensive Income
Foreign currency translation adjustment	93,473	12,217	105,690
	$617,687	$(816,538)	$(198,851)

See Notes to Financial Statements and Accountant’s Report

Transvideo International Ltd.
Consolidated Statements of Cash Flows
For the years ended December 31, 2009 and 2008
(Stated in US Dollars)
		12/31/2009	12/31/2008
Cash Flows from Operating Activities	Note
Net income (loss)		$(828,755)	$524,214
Adjustments to reconcile net income to net cash from operations:
Stock and share based compensation	15	23,658	270,779
Depreciation		119,373	120,682
Amortization		2,860	2,846
Decrease/(increase) in accounts and other receivable		(14,114)	617,141
Decrease/(increase) in related party receivable		(2,211,309)	103,737
Decrease/(increase) in inventory		263,308	804,543
Decrease/(increase) in prepaid tax and expense		12,271	(119,816)
Increase/(decrease) in accounts and other payable		(150,403)	(569,974)
Increase/(decrease) in taxes payable		(8,478)	41,034
Increase/(decrease) in related party payable		101,423	13,578
Increase/(decrease) in accrued liabilities		11,544	44,444
Increase/(decrease) in customer deposits		(33,557)	383,303
Increase/(decrease) in deferred revenue		(50,000)	(333,333)
Cash sourced/(used) in operating activities		(2,762,179)	1,903,178

Cash Flows from Investing Activities
Purchases of equipment		(11,709)	(169,576)
Purchase of intangible assets		(1,867)	(5,834)
(Increase)/decrease in other assets		(490)	39,122
Cash (used)/sourced in investing activities		(14,068)	(136,288)

Cash Flows from Financing Activities
Issuance of common stock		368	4,212
Cash sourced/(used) in financing activities		368	4,212

Net increase/(decrease) in cash & cash equivalents for the year		(2,775,879)	1,771,102

Effect of foreign currency translation adjustment		12,217	93,473

Cash & cash equivalents at beginning of year		4,284,829	2,420,254

Cash & cash equivalents at end of year		$1,521,168	$4,284,829

Supplementary cash flow information:
Interest received		57,639	24,243
Interest paid		1,513	3,407
Income taxes paid		-	1,477

See Notes to Financial Statements and Accountant’s Report

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008
(Stated in US Dollars)

1.	Organization and Principal Business Activities

Transvideo International Ltd. (the “Company” or “TVI”) is a British Virgin Islands Company, incorporated on February 5, 2004 under the British Virgin Islands Business Companies Act, 2004. The Company operates through its directly and indirectly held subsidiaries. The Company directly holds (a) Beijing Digital Transvideo Technology Co., Ltd. (“BJ Transvideo”) and (b) China iMedia Enterprise Ltd. (“China iMedia”).  BJ Transvideo was incorporated and is domiciled in the Peoples Republic of China (the “PRC”).  China iMedia was incorporated on February 5, 2004 under the British Virgin Islands Business Companies Act, 2004.  The Company through its holding of China iMedia indirectly holds Beijing i-Media Technology Co., Ltd. (“BJ i-Media”) which was incorporated and is domiciled in the PRC.

Business

The Company’s primary business activity is the provision of network digital audio/video technology products, which include but are not limited to: Box series H.264 IP Set Top Boxes, Transcode H.264 Real Time Transcoding Devices, Studio Content Production Management Systems and TV center Rich-media services platforms. The Company’s products are widely applied on commercial IPTV operation platforms, which include Broadband Live Broadcast, TV-experience of VOD, Regional Hotel Entertainment VOD, Enterprise Remote Video Education, Business Area Video Publicity, and Family Media Center.

BJ Transvideo is a network digital audio/video technology provider. It is principally engaged in the sale of Set Top Boxes (STB), STB's spare parts and STB's software licenses.

China iMedia and BJ i-Media are engaged in baby education services, sales of STB, and production of new media services.

2.	Summary of Significant Accounting Policies

(A)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

(B)	Consolidation

The consolidated financial statements include all the financial statements of the Company and its two PRC subsidiaries and one BVI subsidiary. Inter-company transactions, such as sales, cost of sales, due to/due from balances, investment in subsidiaries, and subsidiaries’ capitalization have been eliminated.

The Company’s subsidiaries and investment interests as of December 31, 2009 are detailed below:

Name of Entities	Date of Incorporation	Place of Incorporation	Attributable Equity Interest	Registered Capital
China iMedia	2/5/2004	BVI	66%	USD 79,992
BJ Transvideo	4/11/2003	PRC	100%	RMB 24,066,280
BJ i-Media	6/1/2004	PRC	66%	RMB 22,153,024

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008
(Stated in US Dollars)

(C)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from these estimates.

(D)	Cash and Cash Equivalent

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

(E)	Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts.  An estimate for doubtful accounts is made when collection of the full amount is no longer probable.  Bad debts are written off as incurred.

(F)	Inventory

Inventory is stated at the lower of cost or market value. Cost is computed using the weighted average method and includes all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. Market value is determined by reference to the sales proceeds of items sold in the ordinary course of business or estimates based on prevailing market conditions.

(G)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost.  Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or useful life are capitalized.  When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized.

Property, plant, and equipment are depreciated using the straight-line method over their estimated useful life with a 10% salvage value.  Their useful lives are as follows:

Fixed Assets Classification	Estimated Useful Life
Office equipment	5 Years
Motor vehicles	5 Years

(H)	Intangible Assets

Intangible assets are stated at cost less accumulated amortization and impairment loss. Amortization is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the intangibles are as follows:

Asset Class	Estimated Useful Life
Accounting software	5 years

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008
(Stated in US Dollars)

(I)	Customer Deposits

Customer deposits represent the money the Company has received from customers in advance for the purchase of goods. The Company considers customer deposits as a liability until the title of goods have been transferred at which point the balance will be credited to sales revenue.

(J)	Deferred Revenue

Deferred revenue represents money the Company has received in advance for its software license distribution. The Company considers deferred revenue as a liability until software license has been amortized, at such point the balances will be transferred to sales revenue.

(K)	Statutory Reserve

Statutory reserve refer to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and, are to be used to expand production or operation. PRC laws prescribe that an enterprise operating at a profit, must appropriate, on an annual basis, from its earnings, an amount to the statutory reserve to be used for future company development. Such an appropriation is made until the reserve reaches a maximum equalling 50% of the enterprise’s capital.

(L)	Comprehensive Income

In accordance with SFAS No. 130, “Reporting Comprehensive Income”, comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  The Company’s other comprehensive income is attributable to foreign currency translation adjustment.

(M)	Recognition of Revenue

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable.

Revenue for retail packaged products are recognized as products are shipped. The license fee related for the source code to the IPTV Serve Software is recorded as deferred revenue and amortized under a straight-line basis over the related products’ life cycles. Maintenance service fee is recognized as service has been rendered to customers.

(N)	Cost of Revenues

Cost of revenue includes manufacturing and distribution costs for products sold and programs licensed, operating costs related to product support service centers and product distribution centers, costs incurred to support and maintain Source Code IPTV products and services, inventory valuation adjustments, and the amortization of capitalized research and development costs associated with software products that have reached technological feasibility. Capitalized research and development costs are amortized over the estimated lives of the products.

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008
(Stated in US Dollars)

(O)	Product Warranty

The Company provides for the estimated costs of fulfilling obligations under hardware and software warranties at the time the related revenue is recognized. For hardware warranties, the Company estimates the costs based on historical and projected product failure rates, historical and projected repair costs, and knowledge of specific product failures (if any). The specific hardware warranty terms and conditions vary depending upon the product sold, but generally include parts and labor over a period of one year. For software warranties, the Company estimates the costs to provide bug fixes, such as security patches, over the estimated life of the software.

(P)	Research and Development

Research and development expenses include payroll, employee benefits and other headcount-related expenses associated with product development. Research and development expenses also include third-party development and programming costs, localization costs incurred to translate software for international markets, the amortization of purchased software code and services content, and in-process research and development. Such costs related to software development are included in research and development expense until the point that technological feasibility is reached, which for software products, is generally shortly before the products are released to manufacturing. Once technological feasibility is reached, such costs are capitalized and amortized to cost of revenue over the estimated lives of the products.

(Q)	Sales and Marketing

Sales and marketing expenses include payroll, employee benefits and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, tradeshows, seminars, and other programs. Advertising costs are expensed as incurred. The Company did not incur any advertising expenses in fiscal years 2009 and 2008.

(R)	General & Administrative Expenses

General and administrative expenses are comprised of executive compensation, general overhead such as the finance department and administrative staff, depreciation expenses, travel and lodging, meals and entertainment, utility, and research and development expenses.

(S)	Retirement Benefits

Full-time employees of the Company are entitled to staff welfare benefits including medical insurance, welfare subsidies, unemployment insurance, and pension benefits through a PRC government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. Costs related to the retirement benefits are charged to the Company’s statements of operations as incurred.

(T)	Income Tax

The Company uses the accrual method of accounting to determine and report its taxable reduction of income taxes for the year in which they are available. In accordance with SFAS No. 109 “Accounting for Income Taxes”, the Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that such items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008
(Stated in US Dollars)

In respect of the Company and its subsidiaries domiciled and operated in the British Virgin Islands and People’s Republic of China, the taxation of these entities are summarized below:

Entities	Countries of Domicile	Income Tax Rate
TVI	BVI	0.00%
China iMedia	BVI	0.00%
BJ Transvideo	PRC	25.00%
BJ i-Media	PRC	25.00%

(U)	Foreign Currency Translation

For financial reporting purposes, the Company’s two PRC operating subsidiaries BJ Transvideo and Beijing i-Media maintain their financial statements in functional currency, which is the Renminbi (RMB). The functional currency has been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates, and stockholders’ equity is translated at historical exchange rates. Translation adjustments are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.
Exchange Rates	2009	2008
Year end RMB : US$ exchange rate	6.8372	6.8542
Average yearly RMB : US$ exchange rate	6.8409	6.9623
*Source data quoted from “Oanda.com”

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(V)	Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per share” (“SFAS No. 128”), and SEC Staff Accounting Bulletin No. 98 (“SAB 98”). SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., contingent shares, convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008
(Stated in US Dollars)

(W)	Recent Accounting Pronouncements

In June 2009, FASB issued FASB Statement No. 166, Accounting for Transfers for Financial Assets (FASB ASC 860 Transfers and Servicing) and FASB Statement No. 167 (FASB ASC 810 Consolidation), a revision to FASB Interpretation No. 46 (Revised December 2003), Consolidation of Variable Interest Entities (FASB ASC 810 Consolidation).  The Company is still evaluating the impact of the above pronouncement.

Statement 166 is a revision to FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (FASB ASC 860 Transfers and Servicing), and will require more information about transfers of financial assets, including securitization transactions, and where entities have continuing exposure to the risks related to transferred financial assets. It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. Statement No. 166 (FASB ASC 860 Transfers and Servicing) must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. This Statement must be applied to transfers occurring on or after the effective date.  The Company is still evaluating the impact of the above pronouncement.

Statement 167 is a revision to FASB Interpretation No. 46 (Revised December 2003), Consolidation of Variable Interest Entities (FASB ASC 810 Consolidation), and changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.

The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance. Statement No. 167 (FASB ASC 810 Consolidation) shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter.  Earlier application is prohibited. The Company is still evaluating the impact of the above pronouncement.

On June 30, 2009, FASB issued FASB Statement No. 168, Accounting Standards Codification™ ( FASB ASC 105 Generally Accepted Accounting Principles) a replacement of FASB Statement No. 162  the Hierarchy of Generally Accepted Accounting Principles. On the effective date of this standard, FASB Accounting Standards Codification™ (ASC) became the source of authoritative U.S. accounting and reporting standards for nongovernmental entities, in addition to guidance issued by the Securities and Exchange Commission (SEC). This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  If an accounting change results from the application of this guidance, an entity should disclose the nature and reason for the change in accounting principle in their financial statements.  This new standard flattens the GAAP hierarchy to two levels: one that is authoritative (in FASB ASC) and one that is non-authoritative (not in FASB ASC). Exceptions include all rules and interpretive releases of the SEC under the authority of federal securities laws, which are sources of authoritative GAAP for SEC registrants, and certain grandfathered guidance having an effective date before March 15, 1992. Statement No. 168 is the final standard that will be issued by FASB in that form.  There will no longer be, for example, accounting standards in the form of statements, staff positions, Emerging Issues Task Force (EITF) abstracts, or AICPA Accounting Statements of Position.  The Company is still evaluating the impact of the above pronouncement.

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008
(Stated in US Dollars)

In October 2009, the FASB issued ASU 2009-13, Revenue Recognition (Topic 605) — Multiple-Deliverable Revenue Arrangements, a consensus of the FASB Emerging Issues Task Force (“ASU 2009-13”). ASU 2009-13 addresses the accounting for multiple-deliverable arrangements where products or services are accounted for separately rather than as a combined unit, and addresses how to separate 71 deliverables and how to measure and allocate arrangement consideration to one or more units of accounting. Existing GAAP requires an entity to use vendor-specific objective evidence (“VSOE”) or third-party evidence of a selling price to separate deliverables in a multiple-deliverable selling arrangement. As a result of ASU 2009-13, multiple-deliverable arrangements will be separated in more circumstances than under current guidance. ASU 2009-13 establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price will be based on VSOE if it is available, on third-party evidence if VSOE is not available, or on an estimated selling price if neither VSOE nor third-party evidence is available. ASU 2009-13 also requires that an entity determine its best estimate of selling price in a manner that is consistent with that used to determine the selling price of the deliverable on a stand-alone basis, and increases the disclosure requirements related to an entity’s multiple-deliverable revenue arrangements. ASU 2009-13 must be prospectively applied to all revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, and early adoption is permitted. Entities may elect, but are not required, to adopt the amendments retrospectively for all periods presented. The Company expects to adopt the provisions of ASU 2009-13 on January 1, 2011 and does not believe that the adoption of this standard will have a material impact on the financial position, results of operations, or cash flows of the Company.

In December 2009, the FASB issued ASU 2009-17, Consolidations (Topic 810) — Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. ASU 2009-17 replaces the quantitative-based risk and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. ASU 2009-17 also requires additional disclosures about a reporting entity’s involvement in variable interest entities. The provisions of ASU 2009-17 are to be applied beginning in the first fiscal period beginning after November 15, 2009. The Company adopted ASU 2009-17 on January 1, 2010 and does not anticipate that the adoption of this standard will have a material effect on the financial position, results of operations, or cash flows of the Company.

3.	Accounts Receivable

Accounts receivable at December 31, consisted of the following:-

Accounts Receivable
	12/31/2009	12/31/2008

Gross accounts receivable	$431,136	$307,194
Allowance for bad debt	(4,311)	(5,558)
Net accounts receivable	$426,825	$301,636

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008
(Stated in US Dollars)

Allowance for Bad Debt
	12/31/2009	12/31/2008

Beginning balance	$(5,558)	$-
Allowance provided	-	(5,558)
Bad debt written off	-	-
Reversal	1,247	-
Ending balance	$(4,311)	$(5,558)

Accounts Receivable Aging Report
	12/31/2009	12/31/2008

<30 days	$414,713	$217,784
30-60 days	-	-
60-90 days	-	13
90-180 days	-	72,072
180-360 days	-	-
>360 days	12,112	11,767
Total	$426,825	$301,636

4.	Inventory

	12/31/2009	12/31/2008

Raw materials	$449,876	$744,553
Work in progress	26,198	33,221
Finished goods	158,418	120,026
	$634,492	$897,800

5.	Due to/Due from Related Parties

In the normal course of business of selling its products and purchasing of raw materials, the Company conducts transactions with the following related parties: (a) Avantalion LLC (“Avantalion”), (b) KyLinTV, Inc. (“KyLinTV”), (c) Beijing KyLinTV Co., Ltd. (“BJ KyLinTV”) and (d) NeuLion, Inc. (“NeuLion”). Avantalion owns 90% of the Company.  Avantalion represents a 39% stake ownership in KyLinTV. BJ KyLinTV is a subsidiary of KyLinTV. At December31, 2009, NeuLion held 17.1% ownership of KyLinTV; subsequently, Neulion reduced its investment in KylinTV.  At April 25, 2010, Neulion’s held 12.2% of KylinTV.

In the event that the Company has both receivables from, and payables to the related parties it will, in accordance with FIN 39, setoff the balances in order to arrive at a single balance that is either due from, or due to the related parties. The Company’s outstanding related party receivables and payables at December 31, 2009 and 2008 were detailed in the following table.

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008
(Stated in US Dollars)

As of December 31, 2009
Ref.	Subsidiary	Nature of Balance	Related Party	Balance	Description of Transaction
A	BJ Transvideo	Sale of Products resulting in Trade Receivable from	KyLinTV	$14,279	BJ Transvideo licensed content to KyLinTV in December 2009
B	TVI	Sale of Products resulting in Trade Receivable from	KyLinTV	34,700	TVI licensed content to KyLinTV in December 2009
C	TVI	Sale of Products resulting in Trade Receivable from	NeuLion	298,291	TVI sold set top boxes to NeuLion in November 2009 on credit
Subtotal of related party sales	347,270

D	BJ i-Media	Loan Receivable from	BJ KyLinTV	877,552	BJ i-Media lent funds to BJ KyLinTV in May 2009
E	TVI	Loan Receivable from	KyLinTV	1,500,000	TVI lent funds to KyLinTV in May 2009
Subtotal loans to related parties	2,377,552

Gross related party receivables	$2,724,822

Ref.	Subsidiary:	Nature of Balance	Related Party	Balance	Description of Transaction
F	TVI	Future sales of product resulting in a liability	KyLinTV	$105,000	KyLinTV issued an advance to TVI in December 2009 as a deposit for the purchase of products
G	TVI	Loan Payable to	Avantalion	10,000	TVI borrowed fund from Avantalion in June 2009
Subtotal loans from related party	115,000

Gross related party payables	$115,000

A.	BJ Transvideo licensed $14,279 worth of content to KyLinTV in December 2009.

B.	TVI licensed $34,700 worth of content to KyLinTV in December 2009.

C.	TVI sold $298,291 worth of products to NeuLion on credit.

D.	BJ i-Media lent $877,552 to BJ KyLinTV. The loan is unsecured, interest free and has no fixed payment terms.

E.	TVI lent $1,500,000 to KyLinTV. The loan is unsecured, interest free and has no fixed payment terms.

F.	KyLinTV advanced $105,000 to TVI for the purchase of products.

G.	TVI borrowed $10,000 from Avantalion in June 2009.

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008
(Stated in US Dollars)

As of December 31, 2008
Ref.	Subsidiary	Nature of Balance	Related Party	Balance	Description of Transaction
A	BJ Transvideo	Sale of services resulting in Trade Receivable from	KyLinTV	$457,834	BJ Transvideo provided services to KyLinTV in November 2008
B	TVI	Sale of services resulting in Trade Receivable from	NeuLion	55,680	TVI performed transcoding services to NeuLion in March 2008
Subtotal of related party sales	513,514

Gross related party receivables	513,514

Ref.	Subsidiary:	Nature of Balance	Related Party	Balance	Description of Transaction
C	BJ Transvideo	Trade payable for services provided by	BJ KyLinTV	13,577	BJ KyLinTV provided services to BJ Transvideo in December 2008
Subtotal sales from related party	13,577

Gross related party payables	$13,577

A.	BJ Transvideo provided $457,834 worth of service to KyLinTV in November 2008.

B.	TVI performed $55,680 worth of transcoding service to NeuLion in March 2008.

C.	BJ KyLinTV provided $13,577 services to BJ Tranvideo in December 2008.

The related party receivable balance detailed above, and the related transactions that comprise that balance were integral and material to the Company’s operations. The Company was reliant on transactions with the above related parties in order to conduct its business normally. The Company acknowledges that it has the responsibility to comply with paragraph c of SFAS 57 which calls for the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period.

The Company’s related party receivables and payables in the period presented were in the form of either short-term loans bearing no interest, or trade payables and receivables relating to the purchase of products, materials, and services for which payment was due within a short period of time.  Management believes that the net receivables from related parties are fully recoverable.

The Company believes that related party transactions have in the past, had a significant bearing on the Company’s financial statements. As of December 31, 2009, approximately 68% of the Company’s sales were with related parties.

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008
(Stated in US Dollars)

6.	Equipment

		Accumulated
12/31/2009	Cost	Depreciation	Net
Office equipment	$581,128	$328,808	$252,320
Motor vehicles	143,942	75,074	68,868
	$725,070	$403,882	$321,188

		Accumulated
12/31/2008	Cost	Depreciation	Net
Office equipment	$569,776	$235,467	$334,309
Motor vehicles	143,586	49,043	94,543
	$713,362	$284,510	$428,852

7.	Intangible Assets

12/31/2009	Cost	Accumulated Amortization	Net
Accounting software	$22,926	$7,795	$15,131

12/31/2008	Cost	Accumulated Amortization	Net
Accounting software	$21,059	$4,936	$16,123

8.	Commitments

(a)	Operating Lease Commitment

The annual lease expense for the years ended December 31, 2009 and 2008 was $67,745 and $67,745, respectively.  The future minimum lease payments under non-cancelable operating leases until termination are shown below:

Fiscal Years	Minimum Lease Payments
2010	$67,745
2011	67,745
2012	40,254
Total	$175,744

(b)	Statutory Reserve Commitment

In compliance with PRC laws, the Company is required to appropriate a portion of its net income to its statutory reserve up to a maximum of 50% of an enterprise’s registered capital in the PRC.  The Company had future unfunded commitments, as provided below.

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008
(Stated in US Dollars)

	12/31/2009	12/31/2008
PRC Subsidiaries registered capital
Beijing Transvideo	$2,922,660	$2,922,660
Beijing iMedia	3,000,000	3,000,000

Statutory reserve ceiling based
on 50% of PRC registered capital	2,961,330	2,961,330

Less: Retained earnings appropriated to statutory reserve	(535)	(535)

Reserve commitment outstanding	$2,960,795	$2,960,795

10.           Income Tax

The Company and its wholly owned subsidiary China iMedia are not subject to income tax because they are domiciled in British Virgin Islands.

On March 16, 2007, the PRC government passed new tax legislation that repealed preferential tax treatment for foreign investment enterprises in the PRC and enacted new tax regulations that became effective January 1, 2008. Under such regulations, with certain exceptions, both domestic and foreign enterprises will be taxed at a standard enterprise income tax rate of 25%.  BJ Transvideo and BJ i-Media’s operations are both conducted in the PRC which makes them subject to the 25% income tax rate.

BJ Transvideo and BJ i-Media on a full year basis, incurred net operating losses for the year ended December 31, 2009; accordingly, they did not provide for income taxes for 2009.  They also did not recognize a deferred tax asset as a result of their net operating losses because they believed it was unlikely that such assets would be realized on a carry forward basis.  For the year ended December 31, 2008, BJ both Transvideo and BJ i-Media recognized net operating income.  The Company believes that it has enough accumulated net operating losses in prior periods to offset a significant portion of the operating income earned in 2008; therefore, the Company only accrued in a minimal income tax expense of $1,477 for the year.  The Company does not believe that operating loss prior to 2008 will be carried forward beyond 2008; accordingly, the Company has not accrued any deferred tax assets at December 31, 2008.

The differences between the Company's statutory tax rate and effective tax rate for the years ended December 31, 2009 and 2008 are shown in the following table:

	December 31, 2009	December 31, 2008
PRC statutory tax rate	25.00%	25.00%
Accruals and reconciling items	-	24.72%
Effective tax rate	N/A	0.28%

11.	Concentration of Risk

(A)	Demand risk

The Company had concentrations of risk in demand for its products because its sales of products with related parties KyLinTV and NeuLion accounted for a significant portion of total sales.

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008
(Stated in US Dollars)

12.	Earnings per Share

	12 months	12 months
	ended	Ended
	December 31,	December 31,
	2009	2008
Basic earnings per share numerator
Net income (loss) attributable to common stockholders	$(763,116)	$596,691

Diluted earnings per share numerator	$(763,116)	$596,691

Original shares:	3,163,200	2,742,000
Additions from actual events
- Issuance of common stock	21,569	154,440
Basic weighted average shares outstanding	3,184,769	2,896,440

Dilutive shares:
Diluted weighted average shares outstanding:	3,184,769	2,896,440

Earnings (loss) per share
- Basic	$(0.24)	$0.21
- Diluted	$(0.24)	$0.21

Weighted average shares outstanding
- Basic	3,184,769	2,896,440
- Diluted	3,184,769	2,896,440

13.	Other Income/Expense

	12/31/2009	12/31/2008
Other income	$27,443	$2,011
Other expenses	(8,507)	(621)
Interest income	57,639	24,243
Interest expense	(1,513)	(3,407)

Total other income (loss) & expense	$75,062	$22,226

14.	Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, and amounts due from and due to related parties. The fair values of these financial instruments approximate their carrying values due to the relatively short-term maturity of these instruments.

Interest Rate and Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risks consist principally of accounts receivable and amounts due from related parties.

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008
(Stated in US Dollars)

The Company's accounts receivable are from repeat customers.  The Company extends credits to its customer and has accrued an allowance for doubtful accounts to account for the risk of default by its customers.  Management regularly monitors the level of accounts receivable attributable to each customer and the length of time taken for amounts to be settled and where necessary, takes appropriate action to collect on past due balances.

Management does not believe that there is a concentration of credit risk arising from any one customer related to accounts receivables. In the event that a customer becomes unable to pay its balance due, the maximum loss would be the carrying value of the accounts receivable.  Management does believe there is significant concentration of risk from related parties and if any of the related parties as detailed in Note 5 become insolvent, the Company may suffer material losses.

Currency Risk

The Company generates revenues and incurs expenses and expenditures primarily in China and is exposed to risk from changes in foreign currency rates if it were to actually convert its RMB into USD.  The Company has not hedged its exposure to currency fluctuations.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due.  The Company's objective to managing liquidity risk is to ensure that it has sufficient cash available to meet its liabilities when they become due.  The ability to settle it obligations is reliant on the Company collecting its accounts receivables and amounts due from related parties in a timely manner and by maintaining sufficient cash on hand.

TRANSVIDEO INTERNATIONAL LTD.
Consolidated Financial Statements

For the Three and Six Months Ended
June 30, 2010 and 2009

[UNAUDITED]

Transvideo International Ltd.

Consolidated Financial Statements

June 30, 2010 and December 31, 2009

(Stated in US Dollars)

To:	The Board of Directors and Stockholders
Transvideo International Ltd.

Report of Independent Registered Public Accounting Firm

We have reviewed the accompanying consolidated interim balance sheets of Transvideo International Ltd. as of June 30, 2010 and December 31, 2009, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the three-month and six-month periods ended June 30, 2010 and 2009. These consolidated interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial statements consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.

San Mateo, California	Samuel H. Wong & Co., LLP
August 16, 2010	Certified Public Accountants

Transvideo International Ltd.
Consolidated Balance Sheets
As of June 30, 2010 and December 31, 2009
(Stated in US Dollars)

ASSETS	Note	6/30/2010	12/31/2009
Current Assets
Cash	2D	$231,039	$1,521,168
Accounts receivable	2E,3	431,377	426,825
Other receivable		923,496	261,786
Due from related parties	5	1,135,229	2,724,822
Inventory	2F,4	709,737	634,492
Advance to suppliers		209,910	-
Prepaid taxes and expenses		113,284	117,993
Total current assets		3,754,072	5,687,086

Non-Current Assets
Investment	2J,6	374,278	-
Equipment, net	2G,7	271,441	321,188
Intangible assets, net	2H,8	15,896	15,131
Other assets		38,983	48,105
Total non-current assets		700,598	384,424

Total assets		$4,454,670	$6,071,510

LIABILITIES
Current Liabilities
Accounts and other payables		$655,710	$452,048
Taxes payable		45,727	49,939
Due to related parties	5	134,508	115,000
Accrued liabilities		65,862	55,987
Customer deposits	2I	371,072	436,143
Total current liabilities		1,272,879	1,109,119

Total liabilities		$1,272,879	$1,109,119

See Notes to Financial Statements and Accountant’s Report

Transvideo International Ltd.
Consolidated Balance Sheets
As of June 30, 2010 and December 31, 2009
(Stated in US Dollars)

STOCKHOLDERS' EQUITY
		6/30/2010	12/31/2009
Common stock - $0.01 par value, 5,000,000 shares authorized; 3,200,000 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively.		$32,000	$32,000
Additional paid in capital		4,157,781	4,157,781
Statutory reserve	2K,9(b)	535	535
Retained earnings/(accumulated deficit)		(2,107,347)	(330,524)
Accumulated other comprehensive income	2L	602,546	567,554
Non-controlling interest		496,276	535,045

Total stockholders’ equity		3,181,791	4,962,391

Total liabilities and stockholders’ equity		$4,454,670	$6,071,510

See Notes to Financial Statements and Accountant’s Report

Transvideo International Ltd.
Consolidated Statements of Operations
For the three-month and six-month periods ended June 30, 2010 and 2009
(Stated in US Dollars)

		3 months	3 months	6 months	6 months
		ended	ended	ended	ended
	Note	6/30/2010	6/30/2009	6/30/2010	6/30/2009

Revenues	2M	$495,283	$230,367	$904,488	$1,380,756

Operating expenses:
Cost of revenues	2N	243,814	237,105	552,646	643,142
Research and development	2P	264,140	158,829	448,350	317,658
Sales and marketing	2Q	54,777	84,921	112,902	165,416
General and administrative	2R	300,113	250,532	495,454	581,962
Total operating expenses		862,844	731,229	1,609,354	1,708,178

Operating income/(loss)		(367,561)	(500,863)	(704,864)	(327,421)

Other income/(expense)	13	(503,975)	9,257	(1,110,728)	47,162

Earnings (loss) before tax		(871,536)	(491,606)	(1,815,592)	(280,259)

Provision for income taxes	2T,11	-	-	-	-

Net income (loss)		$(871,536)	$(491,606)	$(1,815,592)	$(280,259)

Net income (loss) attributable to:
- Common stockholders		$(848,616)	$(473,054)	$(1,776,823)	$(251,048)
- Non-controlling interest		$(22,920)	$(18,552)	$(38,769)	$(29,211)

Earnings (loss) per share	2V,12
-Basic		$(0.27)	$(0.15)	$(0.56)	$(0.08)
-Diluted		$(0.27)	$(0.15)	$(0.56)	$(0.08)

Weighted average shares outstanding
-Basic		3,200,000	3,172,584	3,200,000	3,194,480
-Diluted		3,200,000	3,172,584	3,200,000	3,194,480

See Notes to Financial Statements and Accountant’s Report

Transvideo International Ltd.
Consolidated Statements of Changes in Stockholders’ Equity
As of June 30, 2010 and December 31, 2009
And for the six-month periods ended June 30, 2010 and 2009
(Stated in US Dollars)

						Retained	Accumulated
	Number		Additional		Non-	Earnings/	Other
	of	Common	Paid in	Statutory	Controlling	(Accumulated	Comprehensive
	Shares	Stock	Capital	Reserve	Interest	Deficit)	Income	Total
Balance at January 1, 2009	3,163,200	$31,632	$4,134,123	$535	$600,683	$432,593	$555,337	$5,754,903
Issuance of common stock for cash and employee compensation	36,800	368	23,658	-	-	-	-	24,026
Net loss	-	-	-	-	-	(828,755)	-	(828,755)
Appropriation of loss to non-controlling interest	-	-	-	-	(65,639)	65,639	-	-
Foreign currency translation adjustment	-	-	-	-	-	-	12,217	12,217
Balance at December 31, 2009	3,200,000	$32,000	$4,157,781	$535	$535,045	$(330,524)	$567,554	$4,962,391

Balance at January 1, 2010	3,200,000	$32,000	$4,157,781	$535	$535,045	$(330,524)	$567,554	$4,962,391
Net loss	-	-	-	-	-	(1,815,592)	-	(1,815,592)
Appropriation of loss to non-controlling interest	-	-	-	-	(38,769)	38,769	-	-
Foreign currency translation adjustment	-	-	-	-	-	-	34,992	34,992
Balance at June 30, 2010	3,200,000	$32,000	$4,157,781	$535	$496,276	$(2,107,347)	$602,546	$3,181,791

	Comprehensive Income		Accumulated
	12/31/2009	6/30/2010	Total
Net income (loss)	$(828,755)	$(1,815,592)	$(2,644,347)
Other Comprehensive Income
Foreign currency translation adjustment	12,217	34,992	47,209
	$(816,538)	$(1,780,600)	$(2,597,138)

See Notes to Financial Statements and Accountant’s Report

Transvideo International Ltd.
Consolidated Statements of Cash Flows
For the three-month and six-month periods ended June 30, 2010 and 2009
(Stated in US Dollars)

		3 months ended	3 months ended	6 months ended	6 months ended
	Note	6/30/2010	6/30/2009	6/30/2010	6/30/2009
Cash Flows from Operating Activities
Net income (loss)		$(871,535)	$(491,606)	$(1,815,592)	$(280,259)
Adjustments to reconcile net income to net cash from operations:
Loss on long term investment		516,006	-	1,125,722	-
Depreciation		26,815	34,211	57,062	67,193
Amortization		5,714	4,110	6,816	4,592
Decrease/(increase) in accounts and other receivable		(718,737)	(55,076)	(666,262)	(777,142)
Decrease/(increase) in due from related party		(102,512)	(1,500,008)	89,593	(1,051,718)
Decrease/(increase) in inventory		(136,841)	98,121	(75,245)	308,032
Decrease/(increase) in prepaid tax and expense		(125,765)	(13,229)	(205,201)	6,508
Increase/(decrease) in accounts and other payable		152,189	100,858	203,663	(201,077)
Increase/(decrease) in taxes payable		(285)	(814)	(4,213)	(9,715)
Increase/(decrease) in due to related party		48,031	-	19,508	(13,577)
Increase/(decrease) in accrued liabilities		8,299	3,163	9,873	(1,759)
Increase/(decrease) in customer deposits		1,009	41	(65,071)	(114,643)
Increase/(decrease) in deferred revenue		-	-	-	(50,000)
Cash sourced/(used) in operating activities		(1,197,612)	(1,820,228)	(1,319,346)	(2,113,565)

Cash Flows from Investing Activities
Purchases of equipment		(2,333)	(8,779)	(7,315)	(21,367)
Decrease/(increase) of intangible assets		(7,311)	20	(7,581)	17
(Increase)/decrease in other assets		4,486	8,069	9,122	16,082
Cash (used)/sourced in investing activities		(5,158)	(689)	(5,774)	(5,268)

Cash Flows from Financing Activities
Issuance of common stock		-	-	-	-
Cash sourced/(used) in financing activities		-	-	-	-

Net increase/(decrease) in cash & cash equivalents for the year		(1,202,770)	(1,820,917)	(1,325,165)	(2,118,833)

Effect of foreign currency translation adjustment		11,982	675	35,036	32,854

Cash & cash equivalents at beginning of year		1,421,827	4,019,092	1,521,168	4,284,829

Cash & cash equivalents at end of year		$231,039	$2,198,850	$231,039	$2,198,850

Supplementary cash flow information:
Interest received		$1,052	$-	$13,575	$51,403
Interest paid		-	-	-	-
Income taxes paid		-	-	-	-

Non-cash investing activity:
Conversion of loan from related party to investment		$-	$-	$1,500,000	$-

See Notes to Financial Statements and Accountant’s Report

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of June 30, 2010 and December 31, 2009
For the six-month periods ended June 30, 2010 and 2009
(Stated in US Dollars)

1.	Organization and Principal Business Activities

Transvideo International Ltd. (the “Company” or “TVI”) is a British Virgin Islands Company, incorporated on February 5, 2004 under the British Virgin Islands Business Companies Act, 2004. The Company operates through its directly and indirectly held subsidiaries. The Company directly holds (a) Beijing Digital Transvideo Technology Co., Ltd. (“BJ Transvideo”) and (b) China iMedia Enterprise Ltd. (“China iMedia”).  BJ Transvideo was incorporated and is domiciled in the Peoples Republic of China (the “PRC”).  China iMedia was incorporated on February 5, 2004 under the British Virgin Islands Business Companies Act, 2004.  The Company through its holding of China iMedia indirectly holds Beijing i-Media Technology Co., Ltd. (“BJ i-Media”) which was incorporated and is domiciled in the PRC.

Business

The Company’s primary business activity is the provision of network digital audio/video technology products, which include but are not limited to: Box series H.264 IP Set Top Boxes, Transcode H.264 Real Time Transcoding Devices, Studio Content Production Management Systems and TV center Rich-media services platforms. The Company’s products are widely applied on commercial IPTV operation platforms, which include Broadband Live Broadcast, TV-experience of VOD, Regional Hotel Entertainment VOD, Enterprise Remote Video Education, Business Area Video Publicity, and Family Media Center.

BJ Transvideo is a network digital audio/video technology provider. It is principally engaged in the sale of Set Top Boxes (STB), STB's spare parts and STB's software licenses.

China iMedia and BJ i-Media are engaged in baby education services, sales of STB, and production of new media services.

2.	Summary of Significant Accounting Policies

(A)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

(B)	Consolidation

The consolidated financial statements include all the financial statements of the Company and its two PRC subsidiaries and one BVI subsidiary. Inter-company transactions, such as sales, cost of sales, due to/due from balances, investment in subsidiaries, and subsidiaries’ capitalization have been eliminated.

The Company’s subsidiaries and investment interests as of June 30, 2010 are detailed below:

Name of Entities	Date of Incorporation	Place of Incorporation	Attributable Equity Interest	Registered Capital
China iMedia	2/5/2004	BVI	66%	USD 79,992
BJ Transvideo	4/11/2003	PRC	100%	RMB 25,566,438
BJ i-Media	6/1/2004	PRC	66%	RMB 24,066,280

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of June 30, 2010 and December 31, 2009
For the six-month periods ended June 30, 2010 and 2009
(Stated in US Dollars)

(C)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from these estimates.

(D)	Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

(E)	Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts.  An estimate for doubtful accounts is made when collection of the full amount is no longer probable.  Bad debts are written off as incurred.

(F)	Inventory

Inventory is stated at the lower of cost or market value. Cost is computed using the weighted average method and includes all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. Market value is determined by reference to the sales proceeds of items sold in the ordinary course of business or estimates based on prevailing market conditions.

(G)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost.  Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or useful life are capitalized.  When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized.

Property, plant, and equipment are depreciated using the straight-line method over their estimated useful life with a 10% salvage value.  Their useful lives are as follows:

Fixed Assets Classification	Estimated Useful Life
Office equipment	5 Years
Motor vehicles	5 Years

(H)	Intangible Assets

Intangible assets are stated at cost less accumulated amortization and impairment loss. Amortization is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the intangibles are as follows:

Asset Class	Estimated Useful Life
Accounting software	5 years

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of June 30, 2010 and December 31, 2009
For the six-month periods ended June 30, 2010 and 2009
(Stated in US Dollars)

(I)	Customer Deposits

Customer deposits represent the money the Company has received from customers in advance for the purchase of goods. The Company considers customer deposits as a liability until the title of goods have been transferred at which point the balance will be credited to sales revenue.

(J)	Investment in Equity Securities

The equity method of accounting was used to account for the Company’s investment in equity securities for which the Company did not have controlling equity interest. Non-controlling equity interest for the Company is typically a position of less than 50% beneficial ownership.

The consolidated statement of income includes the Company's share of the post-acquisition results of the investment’s performance for the year. In the consolidated balance sheet, investments in equity securities are stated at the Company's share of the net assets of the investments plus any potential premium, or less discounts paid at the time of acquisition, and less any identified impairment loss.

The Company’s owns a 32.74% stake in KyLinTV, Inc. (“KyLinTV”).  KyLinTv is principally engaged in the business of providing IPTV service.

(K)	Statutory Reserve

Statutory reserve refer to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and, are to be used to expand production or operation. PRC laws prescribe that an enterprise operating at a profit, must appropriate, on an annual basis, from its earnings, an amount to the statutory reserve to be used for future company development. Such an appropriation is made until the reserve reaches a maximum equalling 50% of the enterprise’s capital.

(L)	Comprehensive Income

In accordance with SFAS No. 130, “Reporting Comprehensive Income” (FASB ASC 220), comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  The Company’s other comprehensive income is attributable to foreign currency translation adjustment.

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of June 30, 2010 and December 31, 2009
For the six-month periods ended June 30, 2010 and 2009
(Stated in US Dollars)

(M)	Recognition of Revenue

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable.

Revenue for retail packaged products are recognized as products are shipped. The license fee related for the source code to the IPTV Serve Software is recorded as deferred revenue and amortized under a straight-line basis over the related products’ life cycles. Maintenance service fee is recognized as service has been rendered to customers.

(N)	Cost of Revenues

Cost of revenue includes manufacturing and distribution costs for products sold and programs licensed, operating costs related to product support service centers and product distribution centers, costs incurred to support and maintain Source Code IPTV products and services, inventory valuation adjustments, and the amortization of capitalized research and development costs associated with software products that have reached technological feasibility. Capitalized research and development costs are amortized over the estimated lives of the products.

(O)	Product Warranty

The Company provides for the estimated costs of fulfilling obligations under hardware and software warranties at the time the related revenue is recognized. For hardware warranties, the Company estimates the costs based on historical and projected product failure rates, historical and projected repair costs, and knowledge of specific product failures (if any). The specific hardware warranty terms and conditions vary depending upon the product sold, but generally include parts and labor over a period of one year. For software warranties, the Company estimates the costs to provide bug fixes, such as security patches, over the estimated life of the software.

(P)	Research and Development

Research and development expenses include payroll, employee benefits and other headcount-related expenses associated with product development. Research and development expenses also include third-party development and programming costs, localization costs incurred to translate software for international markets, the amortization of purchased software code and services content, and in-process research and development. Such costs related to software development are included in research and development expense until the point that technological feasibility is reached, which for software products, is generally shortly before the products are released to manufacturing. Once technological feasibility is reached, such costs are capitalized and amortized to cost of revenue over the estimated lives of the products.

(Q)	Sales and Marketing

Sales and marketing expenses include payroll, employee benefits and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, tradeshows, seminars, and other programs. Advertising costs are expensed as incurred. The Company did not incur any advertising expenses in years 2010 and 2009.

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of June 30, 2010 and December 31, 2009
For the six-month periods ended June 30, 2010 and 2009
(Stated in US Dollars)

(R)	General & Administrative Expenses

General and administrative expenses are comprised of executive compensation, general overhead such as the finance department and administrative staff, depreciation expenses, travel and lodging, meals and entertainment, utility, and research and development expenses.

(S)	Retirement Benefits

Full-time employees of the Company are entitled to staff welfare benefits including medical insurance, welfare subsidies, unemployment insurance, and pension benefits through a PRC government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. Costs related to the retirement benefits are charged to the Company’s statements of operations as incurred.

(T)	Income Tax

The Company uses the accrual method of accounting to determine and report its taxable reduction of income taxes for the year in which they are available. In accordance with SFAS No. 109 “Accounting for Income Taxes” (FASB ASC 740), the Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that such items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

In respect of the Company and its subsidiaries domiciled and operated in the British Virgin Islands and People’s Republic of China, the taxation of these entities are summarized below:

Entities	Countries of Domicile	Income Tax Rate
TVI	BVI	0.00%
China iMedia	BVI	0.00%
BJ Transvideo	PRC	25.00%
BJ i-Media	PRC	25.00%

(U)	Foreign Currency Translation

For financial reporting purposes, the Company’s two PRC operating subsidiaries BJ Transvideo and Beijing i-Media maintain their financial statements in functional currency, which is the Renminbi (RMB). The functional currency has been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates, and stockholders’ equity is translated at historical exchange rates. Translation adjustments are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of June 30, 2010 and December 31, 2009
For the six-month periods ended June 30, 2010 and 2009
(Stated in US Dollars)

Exchange Rates	6/30/2010	12/31/2009
Period end RMB : US$ exchange rate	6.8086	6.8372
Average period RMB : US$ exchange rate	6.8347	6.8409
*Source data quoted from “Oanda.com”

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(V)	Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per share” (FASB ASC 260), and SEC Staff Accounting Bulletin No. 98 (“SAB 98”). SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., contingent shares, convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

(W)	Recent Accounting Pronouncements

In January 2010, the FASB issued ASU 2010-02, Consolidation (Topic 810) — Accounting and Reporting for Decreases in Ownership of a Subsidiary — A Scope Clarification. ASU 2010-02 clarifies that the scope of previous guidance in the accounting and disclosure requirements related to decreases in ownership of a subsidiary apply to (i) a subsidiary or a group of assets that is a business or nonprofit entity; (ii) a subsidiary that is a business or nonprofit entity that is transferred to an equity method investee or joint venture; and (iii) an exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity. ASU 2010-02 also expands the disclosure requirements about deconsolidation of a subsidiary or derecognition of a group of assets to include (i) the valuation techniques used to measure the fair value of any retained investment; (ii) the nature of any continuing involvement with the subsidiary or entity acquiring a group of assets; and (iii) whether the transaction that resulted in the deconsolidation or derecognition was with a related party or whether the former subsidiary or entity acquiring the assets will become a related party after the transaction. The provisions of ASU 2010-02 will be effective for the first reporting period beginning after December 13, 2009. The Company adopted the provisions of ASU 2010-02 on January 1, 2010 and does not anticipate that the adoption of this standard will have a material impact on the financial position, results of operations, or cash flows of the Company.

In January 2010 the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820) —Improving Disclosures About Fair Value Measurements. ASU 2010-06 clarifies the requirements for certain disclosures around fair value measurements and also requires registrants to provide certain additional disclosures about those measurements. The new disclosure requirements include (i) the significant amounts of transfers into and out of Level 1 and Level 2 fair value measurements during the period, along with the reason for those transfers, and (ii) separate presentation of information about purchases, sales, issuances and settlements of fair value measurements with significant unobservable inputs. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009. The Company adopted the provisions of ASU 2010-06 on January 1, 2010 and does not anticipate that the adoption of this standard will have a material impact on the financial position, results of operations, or cash flows of the Company.

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of June 30, 2010 and December 31, 2009
For the six-month periods ended June 30, 2010 and 2009
(Stated in US Dollars)

3.	Accounts Receivable

Accounts receivable at June 30, 2010 and December 31, 2009, consisted of the followings:-

Accounts Receivable
	6/30/2010	12/31/2009

Gross accounts receivable	$435,734	$431,136
Allowance for bad debt	(4,357)	(4,311)
Net accounts receivable	$431,377	$426,825

Allowance for Bad Debt
	6/30/2010	12/31/2009

Beginning balance	$(4,311)	$(5,558)
Allowance provided	46	-
Bad debt written off	-	-
Reversal	-	1,247
Ending balance	$(4,357)	$(4,311)

Accounts Receivable Aging Analysis
	6/30/2010	12/31/2009

<30 days	$345,658	$414,713
30-60 days	13,859	-
60-90 days	-	-
90-180 days	58,749	-
180-360 days	13,111	-
>360 days	-	12,112
Total	$431,377	$426,825

4.	Inventory

	6/30/2010	12/31/2009

Raw materials	$453,988	$449,876
Work in progress	111,409	26,198
Finished goods	144,340	158,418
	$709,737	$634,492

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of June 30, 2010 and December 31, 2009
For the six-month periods ended June 30, 2010 and 2009
(Stated in US Dollars)

5.	Due to/Due from Related Parties

In the normal course of business of selling its products and purchasing of raw materials, the Company conducts transactions with the following related parties: (a) Avantalion LLC (“Avantalion”), (b) KyLinTV, Inc. (“KyLinTV”), (c) Beijing KyLinTV Co., Ltd. (“BJ KyLinTV”) and (d) NeuLion, Inc. (“NeuLion”). Avantalion owns 90% of the Company.  Avantalion represents a 39% stake ownership in KyLinTV. BJ KyLinTV is a subsidiary of KyLinTV. At December 31, 2009, NeuLion held 17.1% ownership of KyLinTV; subsequently, Neulion reduced its investment in KylinTV.  At August 16, 2010, Neulion’s held 12.2% of KylinTV.

In the event that the Company has both receivables from, and payables to the related parties it will, in accordance with FIN 39 (FASB ASC 210-20), setoff the balances in order to arrive at a single balance that is either due from, or due to the related parties. The Company’s outstanding related party receivables and payables at June 30, 2010 and December 31, 2009 are detailed in the following table.

As of June 30, 2010
Ref.	Subsidiary	Nature of Balance	Related Party	Balance	Description of Transaction
A	TVI	Sale of Products resulting in Trade Receivable from	KyLinTV	$135,723	TVI provided content royalty and product to KyLinTV in 2009
B	TVI	Sale of Products resulting in Trade Receivable from	NeuLion	60,268	TVI provided maintenance service to NeuLion dating back from January 2009
C	TVI	Sale of Products resulting in Trade Receivable from	NeuLion	58,000	TVI sold products to NeuLion in 2009 on credit
Subtotal of related party sales	$253,991

D	BJ i-Media	Loan Receivable from	BJ KyLinTV	881,238	BJ KyLinTV borrowed funds from BJ i-Media in May 2009
Subtotal loans to related parties	881,238
Gross related party receivables	$1,135,229

Ref.	Subsidiary:	Nature of Balance	Related Party	Balance	Description of Transaction
G	BJ TVD	Advances From	BJ KyLinTV	$19,508	BJ TVD received purchase deposit from BJ KylinTV in January 2010
H	TVI	Loan Payable to	Avantalion	10,000	TVI borrowed fund from Avantalion in June 2009
I	TVI	Advances From	Neulion	105,000	TVI received purchase deposit from Neulion in May 2010
Gross related party payables	$134,508

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of June 30, 2010 and December 31, 2009
For the six-month periods ended June 30, 2010 and 2009
(Stated in US Dollars)

A.	TVI provided $135,723 worth of content royalty and products to KyLinTV in 2010

B.	TVI provided value of $60,267 maintenance service to NeuLion in 2010

C.	TVI sold 58,000 worth of products to NeuLion in 2009 on credit

D.	BJ i-Media lent $881,238 to BJ KyLinTV. The loan is unsecured, interest free and has no fixed payment terms.

E.	BJ KylinTV paid an $19,508 advance to BJ TVD for purchase of service in January 2010

F.	TVI borrowed $10,000 from Avantalion in June 2009

G.	NeuLion received $105,000 purchase deposit from NeuLion in May 2010

As of December 31, 2009
Ref.	Subsidiary	Nature of Balance	Related Party	Balance	Description of Transaction
A	BJ Transvideo	Sale of Products resulting in Trade Receivable from	KyLinTV	$14,279	BJ Transvideo licensed content to KyLinTV in December 2009
B	TVI	Sale of Products resulting in Trade Receivable from	KyLinTV	34,700	TVI licensed content to KyLinTV in December 2009
C	TVI	Sale of Products resulting in Trade Receivable from	NeuLion	298,291	TVI sold set top boxes to NeuLion in November 2009 on credit
Subtotal of related party sales	347,270

D	BJ i-Media	Loan Receivable from	BJ KyLinTV	877,552	BJ i-Media lent funds to BJ KyLinTV in May 2009
E	TVI	Loan Receivable from	KyLinTV	1,500,000	TVI lent funds to KyLinTV in May 2009
Subtotal loans to related parties	2,377,552
Gross related party receivables	$2,724,822

Ref.	Subsidiary:	Nature of Balance	Related Party	Balance	Description of Transaction
F	TVI	Future sales of product resulting in a liability	KyLinTV	$105,000	KyLinTV issued an advance to TVI in December 2009 as a deposit for the purchase of products
G	TVI	Loan Payable to	Avantalion	10,000	TVI borrowed fund from Avantalion in June 2009
Subtotal loans from related party	115,000

Gross related party payables	$115,000

A.	BJ Transvideo licensed $14,279 worth of content to KyLinTV in December 2009.

B.	TVI licensed $34,700 worth of content to KyLinTV in December 2009.

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of June 30, 2010 and December 31, 2009
For the six-month periods ended June 30, 2010 and 2009
(Stated in US Dollars)

C.	TVI sold $298,291 worth of products to NeuLion on credit.

D.	BJ i-Media lent $877,552 to BJ KyLinTV. The loan is unsecured, interest free and has no fixed payment terms.

E.	TVI lent $1,500,000 to KyLinTV. The loan was unsecured, interest free and has no fixed payment terms. The amount has been converted to capital during the first quarter of 2010.

F.	KyLinTV advanced $105,000 to TVI for the purchase of products.

G.	TVI borrowed $10,000 from Avantalion in June 2009.

The related party receivable balance detailed above, and the related transactions that comprise that balance were integral and material to the Company’s operations. The Company was reliant on transactions with the above related parties in order to conduct its business normally. The Company acknowledges that it has the responsibility to comply with paragraph c of SFAS 57 (FASB ASC 850) which calls for the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period.

The Company’s related party receivables and payables in the period presented were in the form of either short-term loans bearing no interest, or trade payables and receivables relating to the purchase of products, materials, and services for which payment was due within a short period of time.  Management believes that the net receivables from related parties are fully recoverable.

The Company believes that related party transactions have in the past, had a significant bearing on the Company’s financial statements. As of December 31, 2009, approximately 68% of the Company’s sales were with related parties.

6.	Investment

The Company invested $1,500,000 on KyLinTV, Inc. in the acquisition of 32.74% equity position. The investment balance of $374,278 consisted of principal and post-acquisition investment loss attributed to KyLinTV’s current year operation result.

The following tabulation presented the condensed balance sheet and statement of income of KyLinTV, Inc. as of and for the six months ended June 30, 2010.

KyLinTV, Inc.
Condensed Balance Sheet		Condensed Statement of Income
Assets	6/30/2010		6/30/2010
Current Assets	$9,143,052	Revenue	$4,457,197
Non-Current Assets	827,671	Cost of revenue	2,248,640
Total Assets	9,970,723	Gross profit	2,208,557

Liabilities		Operation expenses	5,646,926
Current Liabilities	6,020,139	Earnings before tax	(3,438,369)
Total Liabilities	6,020,139
Net Assets	3,950,584	Income tax	-

Total Liabilities & Net Assets	$9,970,723	Net income	$(3,438,369)

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of June 30, 2010 and December 31, 2009
For the six-month periods ended June 30, 2010 and 2009
(Stated in US Dollars)

7.	Equipment

		Accumulated
6/30/2010	Cost	Depreciation	Net
Office equipment	$587,839	$372,546	$215,293
Motor vehicles	144,547	88,399	56,148
	$732,386	$460,945	$271,441

		Accumulated
12/31/2009	Cost	Depreciation	Net
Office equipment	$581,128	$328,808	$252,320
Motor vehicles	143,942	75,074	68,868
	$725,070	$403,882	$321,188

The depreciation expenses were $57,062 and $119,372 for the six months and twelve months ended June 30, 2010 and December 31, 2009 respectively.

8.	Intangible Assets

6/30/2010	Cost	Accumulated Amortization	Net
Accounting software	$30,507	$14,611	$15,896

12/31/2009	Cost	Accumulated Amortization	Net
Accounting software	$22,926	$7,795	$15,131

9.	Commitments

(a)	Operating Lease Commitment

The annual lease expenses for the six months and twelve months ended June 30, 2010 and December 31, 2009 were $33,872 and $67,745, respectively. The future minimum lease payments under non-cancelable operating leases until termination are shown below:

Fiscal Years	Minimum Lease Payments
2010	$33,873
2011	67,745
2012	40,254
Total	$141,872

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of June 30, 2010 and December 31, 2009
For the six-month periods ended June 30, 2010 and 2009
(Stated in US Dollars)

(b)	Statutory Reserve Commitment

In compliance with PRC laws, the Company is required to appropriate a portion of its net income to its statutory reserve up to a maximum of 50% of an enterprise’s registered capital in the PRC.  The Company had future unfunded commitments, as provided below.

	6/30/2010	12/31/2009
PRC Subsidiaries registered capital
Beijing Transvideo	$3,502,660	$2,922,660
Beijing iMedia	3,000,000	3,000,000

Statutory reserve ceiling based
on 50% of PRC registered capital	3,251,330	2,961,330

Less: Retained earnings appropriated to statutory reserve	(535)	(535)

Reserve commitment outstanding	$3,250,795	$2,960,795

10.           Income Tax

The Company and its subsidiary China iMedia are not subject to income tax because they are domiciled in British Virgin Islands.

On March 16, 2007, the PRC government passed new tax legislation that repealed preferential tax treatment for foreign investment enterprises in the PRC and enacted new tax regulations that became effective January 1, 2008. Under such regulations, with certain exceptions, both domestic and foreign enterprises will be taxed at a standard enterprise income tax rate of 25%.  BJ Transvideo and BJ i-Media’s operations are both conducted in the PRC which makes them subject to the 25% income tax rate.

BJ Transvideo and BJ i-Media incurred net operating losses for the six months ended June 30, 2010 and 2009 accordingly. They did not provide for income taxes for 2010 and 2009. They also did not recognize a deferred tax asset as a result of their net operating losses because they believed it was unlikely that such assets would be realized on a carry forward basis.

The differences between the Company's statutory tax rate and effective tax rate for the six months ended June 30, 2010 and 2009 are shown in the following table:

	June 30, 2010	June 30, 2009
PRC statutory tax rate	25.00%	25.00%
Accruals and reconciling items	-	-
Effective tax rate	N/A	N/A

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of June 30, 2010 and December 31, 2009
For the six-month periods ended June 30, 2010 and 2009
(Stated in US Dollars)

11.	Concentration of Risk

(A)           Demand risk

The Company had concentrations of risk in demand for its products because its sales of products to related parties KyLinTV and NeuLion accounted for a significant portion of total sales.

12.	Earnings per Share

	6 months	6 months
	ended	ended
	June 30,	June 30,
	2010	2009
Basic earnings per share numerator
Net income (loss) attributable to common stockholders	$(1,776,823)	$(251,048)

Diluted earnings per share numerator	$(1,776,823)	$(251,048)

Original shares:	3,200,000	3,163,200
Additions from actual events
- Issuance of common stock	-	31,280
Basic weighted average shares outstanding	3,200,000	3,194,480

Dilutive shares:
Diluted weighted average shares outstanding:	3,200,000	3,194,480

Earnings (loss) per share
- Basic	$(0.56)	$(0.08)
- Diluted	$(0.56)	$(0.08)

Weighted average shares outstanding
- Basic	3,200,000	3,194,480
- Diluted	3,200,000	3,194,480

13.	Other Income/Expense

	6 months	6 months
	ended	ended
	June 30,	June 30,
	2010	2009
Other income	$21,294	$5,164
Other expenses	(19,875)	(7,385)
Investment loss	(1,125,722)	-
Interest income	13,575	49,384
Interest expense	-	-

Total other income/(loss)	$(1,110,728)	$47,162

Transvideo International Ltd.
Notes to Consolidated Financial Statements
As of June 30, 2010 and December 31, 2009
For the six-month periods ended June 30, 2010 and 2009
(Stated in US Dollars)

14.	Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, and amounts due from and due to related parties. The fair values of these financial instruments approximate their carrying values due to the relatively short-term maturity of these instruments.

Interest Rate and Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risks consist principally of accounts receivable and amounts due from related parties.

The Company's accounts receivable are from repeat customers.  The Company extends credits to its customer and has accrued an allowance for doubtful accounts to account for the risk of default by its customers.  Management regularly monitors the level of accounts receivable attributable to each customer and the length of time taken for amounts to be settled and where necessary, takes appropriate action to collect on past due balances.

Management does not believe that there is a concentration of credit risk arising from any one customer related to accounts receivables. In the event that a customer becomes unable to pay its balance due, the maximum loss would be the carrying value of the accounts receivable.  Management does believe there is significant concentration of risk from related parties and if any of the related parties as detailed in Note 5 become insolvent, the Company may suffer material losses.

Currency Risk

The Company generates revenues and incurs expenses and expenditures primarily in China and is exposed to risk from changes in foreign currency rates if it were to actually convert its RMB into USD.  The Company has not hedged its exposure to currency fluctuations.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due.  The Company's objective to managing liquidity risk is to ensure that it has sufficient cash available to meet its liabilities when they become due.  The ability to settle it obligations is reliant on the Company collecting its accounts receivables and amounts due from related parties in a timely manner and by maintaining sufficient cash on hand.

NEULION, INC.
Pro Forma Financial Statements

[UNAUDITED]

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
[unaudited]
[Expressed in U.S. dollars, unless otherwise noted]

The pro forma statements have been prepared by management using accounting policies in accordance with United States generally accepted accounting principles (“GAAP”).  The accounting policies used in the preparation of the pro forma statements are consistent with those used by the Company in preparation of its consolidated financial statements for the fiscal year ended December 31, 2009 and the three and six-month periods ended June 30, 2010.

The pro forma statements have been prepared using the following information:

(i)	Unaudited consolidated financial statements of NeuLion, Inc., as at and for the three and six-month periods ended June 30, 2010;

(ii)	Unaudited consolidated financial statements of TransVideo International Ltd., as at and for the three and six-month periods ended June 30, 2010;

(iii)	Audited consolidated financial statements of NeuLion, Inc. as at and for the fiscal year ended December 31, 2009;

(iv)	Audited consolidated financial statements of TransVideo International Ltd., Inc. as at and for the fiscal year ended December 31, 2009;

(v)	Such other supplementary information as was considered necessary to reflect the Acquisition in the Pro Forma Statements.

The pro forma statements do not include any anticipated financial benefits from such items as cost savings arising from the TransVideo Acquisition.  The pro forma statements are not necessarily indicative of the results of operations or the financial position that would have resulted had the TransVideo Acquisition been effected on the dates indicated, or the results that may be obtained in the future.

PRO FORMA CONSOLIDATED BALANCE SHEET
Unaudited
[Expressed in U.S. dollars, except for number of shares]

As at June 30, 2010
		TransVideo
		International,	Pro Forma		Pro Forma
	NeuLion, Inc	Ltd.	Adjustments	Notes	Total
	$	$	$		$
ASSETS
Current
Cash and cash equivalents	3,571,203	231,039	0		3,802,242
Accounts receivable, net of allowance for doubtful accounts	2,053,785	431,377	0		2,485,162
Other receivables	702,426	923,496	0		1,625,922
Inventory	440,429	709,737	(44,769)	4(iii)	1,105,397
Prepaid expenses and deposits	838,507	323,194	0		1,161,701
Due from related parties	98,744	1,135,229	(153,148)	4(iv)	1,080,825
Total current assets	7,705,094	3,754,072	(197,917)		11,261,249
Property, plant and equipment, net	5,138,244	271,441	0		5,409,685
Investment	0	374,278	(374,278)	4(ii)	0
Intangible assets, net	8,419,924	15,896	5,958,443	4(i)	14,394,263
Goodwill	6,757,194		0		6,757,194
Other assets	393,244	38,983	0		432,227
Total assets	28,413,700	4,454,670	5,386,248		38,254,618

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable	3,234,334	655,710	0		3,890,044
Accrued liabilities	5,751,732	436,934	0		6,188,666
Derivative liability	70,400		0		70,400
Due to related parties	224,111	134,508	(153,148)	4(iv)	205,471
Taxes payable	0	45,727	0		45,727
Deferred revenue	3,432,937		0		3,432,937
Total current liabilities	12,713,514	1,272,879	(153,148)		13,833,245
Long-term deferred revenue	430,210		0		430,210
Other long-term liabilities	579,604		0		579,604
Total liabilities	13,723,328	1,272,879	(153,148)		14,843,059

Shareholders' equity
Share capital
Common shares	11,433,407	32,000	8,733,956	4(i)	20,199,363
Additional paid-in capital	56,513,516	4,157,781	(4,157,781)	4(i)	56,513,516
Promissory notes receivable	(209,250)		0		(209,250)
Statutory reserve	0	535	(535)	4(i)	0
Accumulated other comprehensive income	0	602,546	(602,546)	4(i)	0
Non-controlling interest	0	496,276	(496,276)	4(i)	0
Accumulated deficit	(53,047,301)	(2,107,347)	2,062,578	4(i)	(53,092,070)
Total shareholders' equity	14,690,372	3,181,791	5,539,396		23,411,559
Total liabilities and shareholders' equity	28,413,700	4,454,670	5,386,248		38,254,618

See accompanying notes

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND
COMPREHENSIVE LOSS
Unaudited
[Expressed in U.S. dollars, except for number of shares]

For the six months ended June 30, 2010
		TransVideo
		International,	Pro Forma		Pro Forma
	NeuLion, Inc	Ltd.	Adjustments	Notes	Total
	$	$	$		$

Revenue
Services revenue	14,155,691		0		14,155,691
Equipment revenue	947,539	904,488	(98,796)	5(i)	1,753,231
	15,103,230	904,488	(98,796)		15,908,922

Costs and expenses
Cost of services revenue, exclusive of depreciation and
amortization shown separately below	6,014,674		0		6,014,674
Cost of equipment revenue	894,881	552,646	(62,600)	5(i)	1,384,927
Selling, general and adminstrative, excluding stock-based compensation	16,195,247	1,056,706	(63,878)	5(ii)	17,188,075
Depreciation and amortization	2,562,290		590,947	5(ii)	3,153,237
	25,667,092	1,609,352	464,469		27,740,913
Operating loss	(10,563,862)	(704,864)	(563,265)		(11,831,991)

Other income (expense)
Unrealized gain (loss) on derivative	1,318,900		0		1,318,900
Loss on investment	0	(1,125,722)	1,125,722	5(iii)	0
(Loss) gain on foreign exchange	(28,952)		0		(28,952)
Investment income	31,011	14,994	0		46,005
	1,320,959	(1,110,728)	1,125,722		1,335,953
Net and comprehensive loss for the period	(9,242,903)	(1,815,592)	562,457		(10,496,038)

Loss per weighted average number of shares outstanding – basic and diluted	$(0.08)	$(0.56)			$(0.08)

Weighted average number of shares outstanding – basic and diluted	116,674,569	3,200,000			138,675,371

See accompanying notes

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND
COMPREHENSIVE LOSS
Unaudited
[Expressed in U.S. dollars, except for number of shares]

For the fiscal year ended December 31, 2009
		TransVideo
		International,	Pro Forma		Pro Forma
	NeuLion, Inc	Ltd.	Adjustments	Notes	Total
	$	$	$		$

Revenue
Services revenue	26,464,400		0		26,464,400
Equipment revenue	1,629,277	2,274,779	(1,206,365)	5(i)	2,697,691
	28,093,677	2,274,779	(1,206,365)		29,162,091

Costs and expenses
Cost of services revenue, exclusive of depreciation and
amortization shown separately below	12,850,002		0		12,850,002
Cost of equipment revenue	1,537,150	1,184,435	(986,204)	5(i)	1,735,381
Selling, general and adminstrative, excluding stock-based compensation	28,767,049	1,994,161	(143,031)	5(ii)	30,618,179
Depreciation and amortization	4,141,117		1,191,689	5(ii)	5,332,806
	47,295,318	3,178,596	62,454		50,536,368
Operating loss	(19,201,641)	(903,817)	(1,268,819)		(21,374,277)

Other income (expense)
Unrealized gain (loss) on derivative	(801,350)		0		(801,350)
(Loss) gain on foreign exchange	68,245		0		68,245
Investment income	293,825	75,062	0		368,887
	(439,280)	75,062	0		(364,218)
Net and comprehensive loss for the period	(19,640,921)	(828,755)	(1,268,819)		(21,738,495)

Loss per weighted average number of shares outstanding – basic and diluted	$(0.18)	$(0.24)			$(0.16)

Weighted average number of shares outstanding – basic and diluted	111,314,653	3,184,769			133,315,455

See accompanying notes

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
[Expressed in U.S. dollars, unless otherwise noted]

1. Description of Transaction

On October 1, 2010, the Corporation announced the closing of its acquisition of all of the issued and outstanding shares of TransVideo International Ltd. (“TransVideo”), a manufacturer of set top boxes utilized by the Company, in exchange for 22,000,802 Company common shares.  TransVideo’s passive investment in KyLinTV, Inc., an IPTV company that is controlled by Charles B. Wang, the Chairman of the Board of Directors of the Company, was not transferred as part of the transaction.

The transaction will provide the Company with greater control over the future development of TransVideo's set top boxes. TransVideo's existing relationships in China will also afford the Company with substantial opportunities for marketing its IPTV services.

TransVideo is controlled by AvantaLion LLC, a company controlled by Mr. Wang.  AvantaLion received approximately 17.8 million Company common shares, which resulted in Mr. Wang controlling approximately 27.8 million Company common shares of the approximately 156 million Company common shares (assuming conversion of the 17.8 million preference shares into common shares on a 1:1 basis) that are currently outstanding.

The agreement was negotiated by an independent committee of the Board of Directors of the Company, after commissioning an independent valuation and obtaining independent legal counsel. The independent committee's recommendation to proceed with the transaction was unanimously approved by the full Board of Directors.  The Company received shareholder approval on September 27, 2010.

2. Basis of Presentation

The accompanying unaudited pro forma consolidated statements of operations give effect to the merger as if it had occurred on January 1, 2009.  The unaudited pro forma consolidated balance sheet gives effect to the merger as if it had occurred on June 30, 2010.  The unaudited pro forma consolidated statements of operations and balance sheet are herein collectively referred to as the “pro forma statements”.

The pro forma statements have been prepared by management using accounting policies in accordance with United States generally accepted accounting principles (“GAAP”).  The accounting policies used in the preparation of the pro forma statements are consistent with those used by the Company.

The pro forma statements have been prepared and should be read in conjunction with the following information:

(i)	Unaudited consolidated financial statements of NeuLion, Inc., as at and for the three and six-month periods ended June 30, 2010;

(ii)	Unaudited consolidated financial statements of TransVideo International Ltd., as at and for the three and six- month periods ended June 30, 2010;

(iii)	Audited consolidated financial statements of NeuLion, Inc. as at and for the fiscal year ended December 31, 2009;

(iv)	Audited consolidated financial statements of TransVideo International Ltd., Inc. as at and for the fiscal year ended December 31, 2009;

(v)	Such other supplementary information as was considered necessary to reflect the Acquisition in the pro forma statements.

The pro forma statements do not include any anticipated financial benefits from such items as cost savings arising from the Acquisition. The pro forma statements are not necessarily indicative of the results of operations or the financial position that would have resulted had the Acquisition been effected on the dates indicated, or the results that may be obtained in the future.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
[Expressed in U.S. dollars, unless otherwise noted]

In the preparation of the pro forma statements, the purchase price allocation of the tangible and intangible assets is preliminary and may be adjusted as a result of obtaining additional information regarding preliminary estimates of fair values made at the date of purchase.

3. Accounting for the Acquisition

The Acquisition at October 1, 2010 (the closing date) is accounted for using the purchase method of accounting.  The purchase price of $8,765,956 represents the fair value of 22,000,802 of common shares issued to TransVideo International Ltd. shareholders.

The preliminary allocation of the purchase price to net assets acquired is as follow:

Cash	$231,039
Non-cash working capital	2,250,154
Property plant and equipment	203,581
Intangible assets	6,081,182
Net assets acquired	$8,765,956

The Company is obtaining third party valuations of certain intangible assets and evaluating certain liabilities and assets, thus the allocations of the purchase price is preliminary.

4. Pro Forma Balance Sheet Assumptions and Adjustments

The unaudited pro forma consolidated balance sheet as at June 30, 2010 incorporates the following adjustments:

(i)
Replacement of TransVideo’s share capital, additional paid in capital, statutory reserve, accumulated deficit, accumulated other comprehensive income and non-controlling interest with the total purchase price of $8,765,956 to share capital representing the fair value of the 22,000,802 common shares being issued to TransVideo shareholders.  The difference between the fair value of the common shares of $8,765,956 and the fair value of TransVideo’s assets has been allocated to intangible assets.

(ii)	To eliminate investment in KyLinTV, Inc. that is not included as part of the acquisition.

(iii)	To eliminate intercompany sales.

(iv)	To eliminate intercompany payables/receivables.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
[Expressed in U.S. dollars, unless otherwise noted]

5. Pro Forma Statement of Operations Adjustments

The unaudited pro forma consolidated statement of operations for the six months ending June 30, 2010 incorporates the following adjustments:

(i)	To eliminate intercompany sales and cost of sales.

(ii)
To eliminate depreciation and amortization of $63,878 and record depreciation and amortization of $590,947 for the six months ended June 30, 2010, as   result of the fair value of intangible assets acquired in the acquisition.

(iii)	To eliminate investment loss in KyLinTV, which is not included as part of the transaction.

The unaudited pro forma consolidated statement of operations for the year ending December 31, 2009 incorporates the following adjustment:

(i)	To eliminate intercompany sales and cost of sales.

(ii)
To eliminate depreciation and amortization of $143,031 and record depreciation and amortization of $1,191,689 for the year ended December 31, 2009, as a result of the fair value of intangible assets acquired in the acquisition.

6. Loss Per Share

Basic loss per share is computed by dividing net loss for the period by the weighted average number of shares outstanding for the period.  Diluted loss per share is computed by dividing net loss for the period by the weighted average number of shares outstanding and if dilutive, potential common shares using the treasury stock method. Potential common shares consist of stock options, restricted share units, stock appreciation rights and warrants.  None of the Company’s convertible instruments are dilutive.

EPS for periods prior to the business combination are restated. The retroactive restatement is based on the same number of weighted-average shares outstanding that NeuLion used in each historic period. The denominator of the historical, restated EPS calculation has been adjusted by adding in the 22,000,802 shares being issued to TransVideo shareholders.